Exhibit 99.1

Diversity of Customer Base – September 30, 2003 Enrollment

5,020,000 Large Group ASO (includes 1.4 million network access members)

4,132,000 Large Group Insured

1,471,000 Individual

1,396,000 Small Group

840,000 Medi-Cal (California Medicaid program)

713,000 Other State Sponsored Programs

461,000 Seniors

Specialty Products

For the nine months ended September 30, 2002, net income for the Company’s Specialty segment composed 12% and net income for the Company’s Health Care segment composed 88% of the Company’s net income for the Company’s Health Care and Specialty segments combined.

For the nine months ended September 30, 2003, net income for the Company’s Specialty segment composed 13% and net income for the Company’s Health Care segment composed 87% of the Company’s net income for the Company’s Health Care and Specialty segments combined.

From the nine months ended September 30, 2002 to the nine months ended September 30, 2003, net income for the Company’s Health Care segment grew 35% and net income for the Company’s Specialty segment grew 56%.